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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 1, 2005

PACIFIC ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	313345	68-0490580
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5900 Cherry Avenue
Long Beach, CA 90805
(Address of principal executive office)

(562) 728-2800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On July 1, 2005, Pacific Energy Group LLC ("PEG LLC"), a wholly owned subsidiary of Pacific Energy Partners, L.P. ("Pacific"), entered into a Sale and Purchase Agreement (the "Purchase Agreement"), with Support Terminals Operating Partnership, L.P., Kaneb Pipe Line Operating Partnership, L.P., and Shore Terminals LLC (the "Sellers"), pursuant to which PEG LLC agreed to acquire certain terminal and pipeline assets from the Sellers for an aggregate purchase price of $455 million. Valero L.P. is required to divest these assets pursuant to an order from the Federal Trade Commission in connection with its acquisition of the Kaneb group of companies.

        The terminals and pipeline assets being acquired from the Sellers include:

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  West Coast Terminals in the San Francisco, California area, specifically, the Martinez Terminal and the Richmond Terminal, which have 4.1 million barrels of combined storage capacity on 147 acres of land.

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  East Coast Terminals in the Philadelphia, Pennsylvania area, specifically, the North Philadelphia Terminal, the South Philadelphia Terminal and the Paulsboro, New Jersey Terminal, which have a combined storage capacity of 3.2 million barrels on 102 acres of land.

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  West Pipeline System in the U.S. Rocky Mountains, which consists of 550 miles of refined products pipeline extending from Casper, Wyoming east to Rapid City, South Dakota and south to Colorado Springs, Colorado. In addition, there are products terminals at Rapid City, South Dakota, Cheyenne, Wyoming, and Denver and Colorado Springs, Colorado with a combined storage capacity of 1.7 million barrels.

        In connection with the acquisition, PEG LLC delivered to the Sellers an irrevocable stand-by letter of credit in the amount of $22,750,000 on July 5, 2005 as a deposit to secure PEG LLC's obligations under the Purchase Agreement. Pacific has received $700 million in financing commitments from Bank of America, N.A. and Lehman Brothers Inc. These commitments include a new five-year $400 million secured revolving credit facility, which would partly fund the acquisition as well as repay and replace Pacific's existing U.S. and Canadian revolving credit facilities, which would have matured in mid-2007. These commitments also include a $300 million, 364-day secured bridge credit facility, which would only be used to fund the acquisition if permanent financing has not yet been obtained by the closing date. Pacific expects to fund the acquisition on a permanent basis by issuing common units and debt securities.

        Additionally, on July 1, 2005, Pacific entered into a Guarantee Agreement with the Sellers, whereby Pacific unconditionally and irrevocably guaranteed the punctual payment and performance of the obligations of PEG LLC under the Purchase Agreement and each other instrument and agreement executed and delivered or to be executed and delivered by PEG LLC in connection with the Purchase Agreement.

        Consummation of the transaction is subject to the receipt of certain regulatory approvals, as well as various other customary closing conditions.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

        On July 1, 2005, Pacific entered into a Guarantee Agreement with the Sellers, whereby Pacific unconditionally and irrevocably guaranteed the punctual payment and performance of the obligations of PEG LLC under the Purchase Agreement and each other instrument and agreement executed and delivered or to be executed and delivered by PEG LLC in connection with the Purchase Agreement. For a description of the Purchase Agreement and the obligations of PEG LLC under the Purchase Agreement, please see "Item 1.01—Entry Into a Material Definitive Agreement" above.

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        On July 5, 2005, PEG LLC delivered to the Sellers an irrevocable stand-by letter of credit in the amount of $22,750,000 in consideration for the Sellers' entry into the Purchase Agreement.

ITEM 7.01 REGULATION FD DISCLOSURE

        Attached as Exhibit 99.1 is a copy of a press release, dated July 5, 2005, announcing that Pacific's wholly owned subsidiary, PEG LLC, entered into the Purchase Agreement to acquire certain terminal and pipeline assets from the Sellers.

        The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

  99.1
  Pacific Energy Partners, L.P. Press Release dated July 5, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC ENERGY PARTNERS, L.P.
By:	PACIFIC ENERGY GP, LP, its general partner
	By:	PACIFIC ENERGY MANAGEMENT LLC, its general partner
		By:	/s/ GERALD A. TYWONIUK Gerald A. Tywoniuk Senior Vice President, Chief Financial Officer and Treasurer

Dated: July 7, 2005

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EXHIBIT INDEX

Exhibit 99.1	—	Pacific Energy Partners, L.P. Press Release dated July 5, 2005

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  ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
  ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
  ITEM 7.01 REGULATION FD DISCLOSURE
  ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX